UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2016

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 U.S. Highway 206, Suite 200, Bedminster NJ	07921
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2016, we entered into a new employment agreement, effective February 22, 2016, with Antony Pfaffle M.D. Dr. Pfaffle will continue to serve as Chief Scientific Officer of our company. Unless renewed pursuant to the terms thereof, the agreement will expire on February 21, 2018.

In exchange for his service as our Chief Scientific Officer, Dr. Pfaffle will receive an annual base salary of $280,000.00. Dr. Pfaffle will be eligible for an annual bonus, which may equal up to 50% of his base salary then in effect, as determined by our Board or compensation committee. In determining such bonus, our Board or compensation committee will take into consideration the achievement of specified company objectives, predetermined by the Board, and specified personal objectives, predetermined by the Board and Dr. Pfaffle.

Dr. Pfaffle is eligible to participate in all employee benefits available to our senior executives from time-to-time. Pursuant to the agreement, Dr. Pfaffle is eligible for up to four weeks of paid vacation per year and may be reimbursed for specified business-related expenses.

If we terminate Dr. Pfaffle’s employment for Cause (as defined in the agreement), Dr. Pfaffle will be entitled to receive only the accrued compensation due to him as of the date of such termination, all shares of restricted stock then held by him will be forfeited to us as of such date, and all unexercised options to purchase shares of our capital stock, whether or not vested, will immediately terminate. If Dr. Pfaffle resigns for other than Good Reason, he will be entitled only to payment of his accrued compensation as of such date.

If we terminate Dr. Pfaffle’s employment other than for Cause, death or disability, other than by notice of nonrenewal, or if Dr. Pfaffle resigns for Good Reason (as defined below), Dr. Pfaffle will receive the following benefits: (i) we will continue to pay his base salary and benefits for a period of 12 months following the effective date of the termination of his employment; (ii) if Dr. Pfaffle timely elects continued health insurance coverage under COBRA, then we will pay the entire premium necessary to continue such coverage for Dr. Pfaffle and his eligible dependents until the conclusion of the time when he is receiving continuation of base salary payments or until he becomes eligible for group health insurance coverage under another employer’s plan, whichever occurs first, provided however that we have the right to terminate such payment of COBRA premiums on behalf of Dr. Pfaffle and instead pay him a lump sum amount equal to the COBRA premium times the number of months remaining in the specified period if we determine in our discretion that continued payment of the COBRA premiums is or may be discriminatory under Section 105(h) of the Internal Revenue Code of 1986, as amended; (iii) we will provide such other or additional benefits, if any, as may be provided under our applicable employee benefit plans, programs and/or arrangements; and (iv) all equity grants of any kind, including restricted shares and unvested stock options held by Dr. Pfaffle, will be accelerated and deemed to have vested as of the termination date. The separation benefits set forth above are conditioned upon Dr. Pfaffle executing a release of claims against us, our parents, subsidiaries and affiliates and each such entities’ officers, directors, employees, agents, successors and assigns in a form acceptable to us, within a time specified therein, which release is not revoked within any time period allowed for revocation under applicable law.

For purposes of the agreement, “Cause” is defined as: (a) the willful failure, disregard or refusal by Dr. Pfaffle to perform his material duties or obligations under the agreement; (b) any willful, intentional, or grossly negligent act by Dr. Pfaffle having the effect of materially injuring (whether financial or otherwise and as determined reasonably and in good-faith by a majority of the members of our Board of Directors) the business or reputation of our company or any of our affiliates; (c) Dr. Pfaffle’s conviction of any felony involving moral turpitude (including entry of a guilty or nolo contendere plea); (d) a good faith determination by the Board and/or any government representative or agency that Dr. Pfaffle is a ‘bad actor” as defined by 17 CFR 230.506(a); (e) the good faith determination by our Board of Directors, after a reasonable and good-faith investigation by our company that Dr. Pfaffle engaged in some form of harassment prohibited by law (including, without limitation, harassment on the basis of age, sex, or race) unless Dr. Pfaffle’s actions were specifically directed by the Board; (f) any material misappropriation or embezzlement by Dr. Pfaffle of the property of our company or our affiliates (whether or not a misdemeanor or felony); or (g) any breach by Dr. Pfaffle of any material provision of the agreement that is not cured, to the extent subject to cure, by him to our reasonable satisfaction within 30 days after written notice thereof.

For purposes of the agreement, “Good Reason” is defined as: (a) any material breach of the agreement by us; (b) a material reduction in his duties, responsibilities, or authority as Chief Scientific Officer; (c) a relocation of our principal place of business outside the New York metropolitan area or to a location more than 50 miles from our immediately preceding location; or (d) a material reduction in his annual base salary unless all officers and/or members of our executive management team experience an equal or greater percentage reduction in annual base salary and/or total compensation.

If Dr. Pfaffle terminates his employment by written notice of termination or if Dr. Pfaffle or we terminate his employment by providing a notice of nonrenewal at least 60 days before the agreement is set to expire, Dr. Pfaffle will not be entitled to receive any payments or benefits other than any accrued compensation.

If Dr. Pfaffle’s employment is terminated as a result of his death or disability, we will shall pay him or his estate, as applicable, his base salary through the date which is the sooner of the end of the agreement’s term or 180 days after his death or disability, and such other or additional benefits, if any, as may be provided under our applicable employee benefit plans, programs and/or arrangements.  All shares of our stock that are subject to vesting and all options that are scheduled to vest on or before the next succeeding anniversary of the effective date of the agreement will be accelerated and deemed to have vested as of the termination date. All such restricted shares and options that have not vested (or been deemed pursuant to the immediately preceding sentence to have vested) as of the date of termination shall be forfeited.

Upon a Change of Control of our company (as defined in the agreement), all shares of our company’s restricted stock and all unvested options to purchase shares of our capital stock then held by Dr. Pfaffle will be accelerated and deemed to have vested as of the date of such Change of Control.

During the term of the agreement and the 12-month period immediately following Dr. Pfaffle’s separation from employment for any reason, Dr. Pfaffle is prohibited from engaging in any business involving the development or commercialization of a preventive anti-infective product that would be a direct competitor of Neutrolin or a product containing taurolidine within the United States and the European Union.

The description of Dr. Pfaffle’s employment agreement provided above is qualified in its entirety by reference to the full and complete terms of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of April 18, 2016 and effective as of February 22, 2016, between CorMedix Inc. and Antony Pfaffle M.D.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.

Date: April 21, 2016	By:	/s/ Randy Milby
Randy Milby
Chief Executive Officer